                                                                     EXHIBIT 2.1

                         COMMON STOCK PURCHASE AGREEMENT

         This Common Stock Purchase Agreement (the "Agreement") is made and entered into as of the 20th day of February, 2002, between CONSUMER CAPITAL HOLDINGS, INC., an Nevada Corporation (the "Seller"), with its principal office 1506 N. Clinton Street, Santa Ana, California 92703, and BLUE STAR COFFEE, INC., A NEVADA CORPORATION ("Buyer"), of 3450 East Russell Road, Suite 111, Las Vegas, Nevada 89120.

                                    RECITALS

         1. The Company has authorized the exchange of a total of 12,989,000 Common Shares (the "Shares") of Common Stock of the Company (as defined below).

         2. The Buyer desires to exchange 20,957,985 Common Shares of the Buyer's Common Stock for 12,989,000 Common Shares of the Company, pursuant to the terms and conditions contained here.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, conditions, representations, and warranties contained in this agreement, the Company and Buyer hereby each agree as follows:

    DEFINITIONS

         As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meaning indicated:

         "Affiliate" means, with respect to any specified Person, any Person that, directly or indirectly, Controls, is controlled by, or is under common Control with, such specified Person, whether by contract, through one or more intermediaries or otherwise.

         "Articles" means the Articles of Incorporation of the Company filed with Secretary of State, in the form delivered to the Buyer, as the same may be amended from time to time.

         "Audit Date" means DECEMBER 31, 2001.

         "Balance Sheet Date" means DECEMBER 31, 2001.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Days" means all days other than Saturday or Sunday or any day on which banking institutions in Las Vegas, Nevada, are authorized or obligated to close.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Common Stock" means (i) the common stock of the Company; (ii) any other capital stock of the Company into which such common stock is converted, exchanged, reclassified or reconstituted; (iii) any warrants or options exercisable for any of the foregoing; and (iv) any right to receive any of the foregoing other than upon conversion of any security convertible into any of the foregoing.

         "Control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Disclosure Materials" means the disclosure materials previously delivered to the Buyer.

         "Environmental Laws" means any and all present and future laws (whether common or statutory), compacts, treaties, conventions or rules, regulations, codes, plans requirements, criteria, standards, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated or entered thereunder by any foreign federal, tribal, state or legal governmental entity relating to public or employee health and safety, pollution or protection of the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986 ("CERCLA"), the Resource conservation and Recovery Act ("RCRA"), the Federal Safe Drinking Water Act, the Federal Water Pollution Control Act, the Used Oil Recycling Act of 1980, the Solid Waste Dispose Act, the Emergency Planning and Community Right-To-Know Act 1986, the Clean Air Act and any and all other foreign, federal, state, tribal, and local laws, rules, regulations and orders relating to the reclamation of land, wetlands and waterways or relation to use, storage, emissions, discharges, clean-up release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or Hazardous Substances on or into the workplace or the environment (including without limitation, ambient air oceans, waterways, wetlands, surface water, ground water {tributary and non-tributary] land surface or subsurface strata) or otherwise, relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals, or industrial, toxic, hazardous or similar substances, as all of the foregoing may be amended, supplemented or re-authorized from time to time.

         "ERISA" means Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations there under, as amended from time to time.

         "Financial Statements" means (i) the audited consolidated balances sheet of the Company as of the Audit date, together with the audited consolidated statements of operations, audited consolidated statements of shareholders' equity, and audited consolidated statements of cash flows for the fiscal year then ended, accompanied by the report of an independent audit; and
(ii) the unaudited balance sheet of the Company as of the Balance Sheet Date, together with the unaudited consolidated statements of operations, unaudited consolidated statements of shareholders' equity, and unaudited consolidated statements of cash flows of the Company for the five months then-ended, both monthly and annual.

         "GAAP" means generally accepted accounting principles in effect from time to time, consistently applied.

         "Hazardous Substances" means (i) any and all "waste" and "hazardous wastes", as defined by CERCLA; (ii) "solid wastes" and "hazardous wastes", as defined by RCRA; (iii) any pollutant, contaminate or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any Environmental Law; (iv) any radioactive material, including any source, special nuclear or by-product material; as defined at 42 U.S.C. 2011 et seq., as amended; and (v) asbestos in any form or condition.

         "Option Plan" means the Company's stock option plans, copies of which have been provided to Buyer.

         "Person" means any natural person, incorporated entity, limited or general partnership, business trust, association, joint venture, limited liability company, agency (government or private), division, political sovereign, or subdivision or instrumentality, or any other entity of any kind, including those groups identified as "persons" in 13 (d)(3) and 14(d)(2) of the Exchange Act, and any successor, by merger or otherwise, of such entity.

         "Registration Rights Agreements" means the Registration Rights Agreement attached hereto as Exhibit A.

         "Secretary of State" means the Secretary of State of the State of Nevada.

         "Securities Act" means the Securities Act of 1933 and rules and regulations there under, as amended from time to time.

         Other Defined Terms. The following terms shall have the meanings specified in the Sections set forth below:

        Term                                                  Section
        ----                                                  -------
Closing Date                                                  2.3
Material Contracts                                            3.18
Proprietary information                                       3.26
Shares                                                        Recital A

    PURCHASE AND SALE

         2.1 Purchase and Sale. Subject to all the terms and conditions of this Agreement, at the closing described below (the "Closing"), the Company agrees to receive from the Buyer, and Buyer agrees to issue to the Shareholders of the Company 20,957,985 Shares, in exchange for 12,987,000 shares of the Common Stock of the Company.

         2.2 Authorization. At the Closing, the Company will have authorized the sale and issuance to Buyer of the Shares. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Articles.

         2.3 Closing; Delivery. The Closing shall take place on February 20, 2002, at 11:00 a.m., local time, at the offices of the Company, or at such other time or place as the Company and Buyer may mutually agree (the date of the Closing is hereinafter referred to as the "Closing Date"). At the Closing, the Company shall deliver to Pacific Stock Transfer a Corporate resolution that will instruct the transfer agent about the exchange ratio representing Buyer's Shares purchased hereunder, and Buyer shall deliver to the Company a corporate resolution that will be relayed to Pacific Stock Transfer.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to Buyer to enter into this Agreement, the Company makes the following representations and warranties to Buyer, subject only to such disclosures and exceptions as set forth in the Disclosure Materials.

              Organization, Standing, and Qualification of the Company. The
                  Company is a Subchapter C corporation pursuant to the Code, duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Company has all necessary corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Related Agreements, to issue and sell the shares and to carry out the provisions of this Agreement and the Related Agreements, and to carry on its business as now owned and operated by it. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions, both nationally and internationally, in which failure to so qualify would have a materially adverse effect upon its operations or financial condition.

              Capitalization. As of the date of and taking into account the transactions occurring by or at the initial Closing, the authorized capital stock of the Buyer consists of 60,000,000 shares of Common stock and 15,000,000 authorized shares of Undesignated Preferred Stock. Immediately after the Closing, the outstanding capital stock of the Buyer shall be 23,286,650 shares of Common Stock and no shares of Undesignated Preferred Stock outstanding. A schedule listing all shareholders of record of the Buyer and the numbers of shares of capital stock held or recorded by each such shareholder, and a listing of all outstanding options and warrants and other obligation of the Buyer to issue capital stock or securities convertible into capital stock of the Buyer is contained in the Disclosed Materials. Such schedule is complete and accurate as of the Closing Date. Except as set forth in the Disclosure Materials, and taking into account the transactions occurring by or at the Closing Date, there are no outstanding rights, subscriptions, options, warrants, conversion privileges, preemptive rights, or other agreements or commitments obligating the Buyer to issue or transfer any additional equity securities.

              Validity of Stock. The Shares, when issued, sold, and delivered by the Company in accordance with the terms of this Agreement, as well as all prior issuances of the Buyer's capital stock, shall be (or have been) duly authorized, validly issued, fully paid, and non-assessable and free of any liens or encumbrances.

              Authorization: Enforceability All corporate action on the part of the Company necessary for (i) the authorization, execution, delivery, and performance of all the obligations of the Company under this Agreement and the consummation of the transactions contemplated herein and thereunder, and (ii) and the authorization, issuance, execution, the delivery of the shares being sold by the Company hereunder has been taken. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.

              Affiliates. The Company does own, directly and indirectly, interests and investments (debt or equity) in other corporations, partnerships, businesses, trusts, or other entities, and is a party to agreements related thereto, as disclosed in the Disclosure Materials.

              Financial Statements. The Company has provided to Buyer the
                  Financial Statements. The Financial Statements have been prepared in accordance with GAAP throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements present fairly the financial condition and operating results of the Company as of the dates, and for the periods indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business after the Balance Sheet Date, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company knows of no information or fact, which has or would have a material adverse effect on the financial condition, business or business prospects of the Company, which has not been disclosed to the Buyer. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

              Conduct of Business in the Ordinary Course. Since the Balance
                  Sheet Date, and excluding the transactions contemplated in this Agreement there has not been:

                  (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, that has materially and adversely affected the business, properties, prospects, of financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

                  (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects, of financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted);

                  (e) any material changes to a Material Contract or arrangement by which the Company or any of its assets is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee, officer, director, or shareholder;

                  (g) any sale, assignment, or transfer of any patents, trademarks, copy rights, trade secrets, or other intangible assets;

                  (h) any resignation or termination of employment of any key officer of the Company, and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                   (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

                  (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  (k) any loans or guarantees made by the Company to or for the benefit of its employees, shareholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (l) any declaration, setting aside, or payment of any dividend or other distribution of the Company's assets in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Company;

                  (m) to the best of the Company's knowledge, any other events or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is presently proposed to be conducted); or

                  (n) any agreement or commitment by the Company to do any of the things described in this Section 3.7.

              Absence of Undisclosed Liabilities. To the Company's knowledge, the Company does not have any material liabilities (fixed or contingent, including any material tax liabilities due or to become due), which are not reflected or provided for in the Financial Statements.

              Tax Returns and Audits. The Company has timely filed all federal, state, county, local and foreign tax returns and reports within the times and in the manner prescribed by law and has paid (or made adequate provision in the Financial Statements) for: all taxes shown due on such returns, as well as all other assessments and penalties which have become due and payable. The Company's federal income and other tax returns have not been audited by the Internal Revenue Service or any other taxing authority and no notice of audit has been received. To the Company's knowledge, the provisions for taxes in the Financial Statements are adequate for any and all federal, state, county, local and foreign taxes for the period ending on the Balance Sheet Date and for all prior periods, whether or not disputed. The Company has not received notice of any disputes, deficiency assessments, or proposed adjustments to taxes payable by the Company.

              Assets. The Company has good and marketable title to all of its personal property, including all assets reflected on the balance sheets included in the Financial Statements or acquired by the Company since the Balance Sheet Date, all of which are in good operating condition and free and clear of material restrictions on or conditions to transfer or assignment, and free and clear of all liens, claims, mortgages, pledges, charges, equities, easements, rights of way, covenants, conditions, security interests, encumbrances, or restrictions, except for liens for current taxes or material men not yet due and payable or being contested in good faith. The Company does not own any real property. The properties of the Company are sufficient for the conduct of the Company business as not being and presently planned to be conducted. The Company holds a valid leasehold interest in all leased properties listed in the Disclosure Materials, free of any liens, claims, or encumbrances granted by the Company and is not in default under any such lease. The Company enjoys peaceful and undisturbed possession of all premises owned by it, or leased to it from others, and does not occupy any real property in material violation of any law, regulations, or decree.

              Insurance Policies. The Company has in full force and effect (i)
                  adequate insurance policies to protect its assets and businesses covering property damage by fire, business interruption or other casualty, sufficient in amount to allow it to replace any of its properties damaged or destroyed; and
                  (ii) insurance policies to protect against all liabilities, claims, and risks against which it is customary in amounts customary for companies similarly situated with the Company.

              Articles and Bylaws. The Company is not currently in violation of any provision of the Articles or its Bylaws, as in effect on each Closing Date. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of the Articles of the Company's Bylaws.

              Material Contracts.

                           (a) Except as set forth in the Disclosure Materials,
                               the Company does not have, nor is it bound by, any contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that does not involve more than $10,000 and do not extend for more than one year beyond the date hereof; (ii) sales contracts entered into in the ordinary course of business; and (iii) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Company's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business. Every contract disclosed in the Disclosure Materials (collectively, the "Material Contracts") is a legal, valid and binding obligation, enforceable in accordance with its terms with respect to the Company and any other parties bound thereby, and true and complete copies of all Material Contracts have been provided to the Buyer. The Company is not, nor has it given or been given notice that any other party is, currently in breach of any of the terms of any Material Contract. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of any Material Contract or would result in the creation or imposition of any lien or encumbrance on any of the Company's property. The Company has not received notice that any party to any Material Contract intends to cancel, amend or terminate any such agreement.

                           (b) As previously disclosed, the Company is not
                               presently engaged in any discussion, unless previously disclosed (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations; (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is or was to be disposed; or
                               (iii) regarding any other form of acquisition, liquidation, dissolution or winding up or the Company.

              Litigation. There are no actions, suits, or legal, administrative, or other proceedings or investigations pending, or, to the best of the Company's knowledge, threatened before any court, agency, or other tribunal to which the Company is a party or against or affecting any of the property, assets, businesses, or financial condition of the Company, except as set forth in the Disclosure Materials. The Company is not in default with respect to any other, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality to which it is a party. The Company has provided Buyer and its counsel with true and accurate copies of material documents relating to any of these matters that are disclosed in the Disclosure Materials.

              Related Transaction. Except as set forth in the Disclosure
                  Materials, there are no obligations of the Company to officers, directors, shareholders or employees of the Company other than (a) for payment of salary for services rendered;
                  (b) reimbursement for reasonable expenses incurred on behalf of the Company; and (c) for other standard employee benefits made generally available to all employees (including any stock options outstanding under the Option Plan). None of the officers, directors of shareholders of the Company, or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or shareholders of the Company may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

              Agreement Will Not Cause Breach or Violation. The consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Shares) will not result in any violation of or constitute a default or any event that, with notice or lapse of time, or both, would conflict with or constitute a breach or default of the Bylaws of the Company or of any Material Contract or any material provision of local, state, federal or foreign law, rule or regulation and will not result in the creation or imposition of any lien or encumbrance on any of the Company's property or on the Shares.

              Governmental Approvals/Third Party Consents. All consents, approvals, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority, and all consents, approvals or authorizations of any third party required in connection with the execution of this Agreement, the Registration Rights Agreement and the performance of the transactions contemplated hereby (including the issuance and sale of the

                  Shares) have been obtained by the Company. The Company has, or has rights to acquire, all licenses, permits, and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company, and it is not in default in any material respect under any of such licenses, permits or other similar authority.

              Environmental Matters. The company is in compliance in
                  all-material respects with all Environmental Laws and, to its knowledge no material expenditures are or will be required in order to comply with any Environmental Law. The Company has not knowingly handled, stored or released, or exposed any person to, any Hazardous Substances. The Company is not, and has no knowledge that it will be in the future, liable, or responsible for clean-up costs, remedial work or damages in connection with the handling, storage, release, or exposure by the Company of any Hazardous Substances. To the Company's knowledge, no claims for clean-up costs, remedial work or damages have been made by any person or entity in connection with the handling, storage, release, or exposure by the Company of any Hazardous Substances, or in connection with any Environmental Law.

              Bankruptcy. The Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

              Intellectual Property.

                  (a) The company owns rights to all intellectual property necessary to conduct its business as now being conducted and as planned to be conducted, including all such rights relating to patents, trademarks, service marks, copyrights, applications therefor, trade names, trade secrets, export of technology and other information (collectively "Proprietary Information").

                  (b) The Company possesses commercial rights to all Proprietary Information and the Proprietary Information is not subject to any kind of lien, judgment or other encumbrance, except as otherwise disclosed in the Disclosure Materials.

                  (c) There is no pending or, to the knowledge of the Company, threatened claim or litigation against the Company or its Proprietary Information asserting the infringement or other violation of any intellectual property rights of any third party or past or current employee of the Company.

                  (d) To the best of the Company's knowledge and belief, there is no claim that can be asserted by or against a third party for infringement, misappropriation, breach or otherwise relating to the Proprietary Information.

                  (e) None of the Company's employees has any ownership rights in any Proprietary Information or any other intellectual property rights related to the business, products or services of the Company.

                  (f) No shareholder, director, officer or employee of the Company has any right, title or interest in or to any of the Proprietary Information.

              Employees and Consultants. Except as set forth in the Disclosure
                  Materials, the Company has not entered into any arrangement with any present or former employee that will result in any obligation of the Company to make any payment to such employee upon termination. True and complete copies of all written employment agreements with the key executive officers of the Company have been delivered to Buyer prior to the Closing Date. To the Company's knowledge, no employee of or consultant to the Company is in material violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company. The Company has not received notice that any executive officer intends to terminate his employment with the Company, nor does the Company have any present intention to terminate the employment of any executive officer. To the Company's knowledge, none of its employees are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court of administrative agency, that would interfere with the use of his/her reasonable diligence to promote the interests of the Company that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is obligated, which conflict, breach, or default would be materially adverse to the Company.

              Employee Benefits Matters. The Company does not maintain or contribute to any plan or arrangement that constitutes an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and is not obligated to contribute to or accrue or pay benefits under any deferred compensation or retirement funding arrangement.

              Compliance with Laws. (a) The Company has complied with and is in compliance in all material respects with all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, judgments, order and decrees applicable to it and its assets, business and operations, and (b) the Company has not received written notice of any claim of default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree except for any such noncompliance or claim of default or violation, if any, which in the aggregate do not and will not have a material adverse affect on the property, operations, financial condition or prospects of the Company.

              Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by the Company directly with the Buyer and without the intervention of any person on behalf of the Company, and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

              Accuracy of Information Furnished. This Agreement, the Disclosure
                  Materials, the Financial Statements, as well as any exhibit, certificate, written statement, material or information furnished by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby to the Buyer, do not contain any untrue statement of a material fact or omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

REPRESENTATIONS AND WARRANTIES OF BUYER

                  The Buyer makes the following representations and warranties to the Company as to itself that:

              Requisite Power and Authority. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of Nevada, and has all requisite partnership or corporate power and authority to own its assets and operate its business. Buyer has all necessary corporate or partnership power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All action on Buyer's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing Date. Upon its execution and delivery, this Agreement will be a valid and binding obligations of the Buyer, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies.

              Organization, Standing, and Qualification of the Buyer. The Buyer
                  has all necessary corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Related Agreements, to issue and sell the shares and to carry out the provisions of this Agreement and the Related Agreements, and to carry on its business as now owned and operated by it. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions, both nationally and internationally, in which failure to do so qualify would have a materially adverse effect upon its operations or financial condition.

              Capitalization. As of the date of and taking into account the transactions occurring by or at the initial Closing, the authorized capital stock of the Buyer consists of 60,000,000 shares of Common stock and 15,000,000 authorized shares of Undesignated Preferred Stock. Immediately after the Closing, the outstanding capital stock of the Buyer shall be 23,286,650 shares of Common Stock and no shares of Undesignated Preferred Stock outstanding. A schedule listing all shareholders of record of the Buyer and the numbers of shares of capital stock held or recorded by each such shareholder, and a listing of all outstanding options and warrants and other obligation of the Buyer to issue capital stock or securities convertible into capital stock of the Buyer is contained in the Disclosed Materials. Such schedule is complete and accurate as of the Closing Date. Except as set forth in the Disclosure Materials, and taking into account the transactions occurring by or at the Closing Date, there are no outstanding rights, subscriptions, options, warrants, conversion privileges, preemptive rights, or other agreements or commitments obligating the Buyer to issue or transfer any additional equity securities.

              Validity of Stock. The Shares, when issued, sold, and delivered by the Buyer in accordance with the terms of this Agreement, as well as all prior issuances of the Buyer's capital stock, shall be (or have been) duly authorized, validly issued, fully paid, and non-assessable and free of any liens or encumbrances.

              Authorization: Enforceability. All corporate action on the part of the Buyer necessary for (i) the authorization, execution, delivery, and performance of all the obligations of the Buyer under this Agreement and the consummation of the transactions contemplated herein and thereunder, and (ii) and the authorization, issuance, execution, the delivery of the shares being exchanged by the Buyer hereunder has been taken. This Agreement constitute a valid and binding obligation of the Buyer, enforceable against the company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.

              Affiliates. The Buyer does not own, directly and indirectly, interests and investments (debt or equity) in other corporations, partnerships, businesses, trusts, or other entities, and is not a party to agreements related thereto.

              Financial Statements. The Buyer has provided to Company the
                  Financial Statements. The Financial Statements have been prepared in accordance with GAAP throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements present fairly the financial condition and operating results of the Company as of the dates, and for the periods indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the

                  Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business after the Balance Sheet Date, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Buyer is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Buyer knows of no information or fact, which has or would have a material adverse effect on the financial condition, business or business prospects of the Buyer, which has not been disclosed to the Company. The Buyer maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

              Conduct of Business in the Ordinary Course. Since the Balance
                  Sheet Date, and excluding the transactions contemplated in this Agreement there has not been:

                  (b) any change in the assets, liabilities, financial condition, or operating results of the Buyer from that reflected in the Financial Statements, other than changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, that has materially and adversely affected the business, properties, prospects, of financial condition of the Buyer (as such business is presently conducted and as it is presently proposed to be conducted);

                  (c) any waiver or compromise by the Buyer of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Buyer, except in the ordinary course of business and that is not material to the business, properties, prospects, of financial condition of the Buyer (as such business is presently conducted and as it is presently proposed to be conducted);

                  (e) any material changes to a Material Contract or arrangement by which the Buyer or any of its assets is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee, officer, director, or shareholder;

                  (g) any sale, assignment, or transfer of any patents, trademarks, copy rights, trade secrets, or other intangible assets;

                  (h) any resignation or termination of employment of any key officer of the Buyer, and the Buyer, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Buyer, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                  (j) any loans or guarantees made by the Buyer to or for the benefit of its employees, shareholders, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (k) any declaration, setting aside, or payment of any dividend or other distribution of the Buyer's assets in respect to any of the Buyer's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any such stock by the Buyer;

                  (l) to the best of the Buyer's knowledge, any other events or condition of any character that might materially and adversely affect the business, properties, prospects, or financial condition of the Buyer (as such business is presently conducted and as it is presently proposed to be conducted); or

                  (m) any agreement or commitment by the Buyer to do any of the things described in this Section 4.8.

              Absence of Undisclosed Liabilities. To the Buyer's knowledge, the
                  Buyer does not have any material liabilities (fixed or contingent, including any material tax liabilities due or to become due), which are not reflected or provided for in the financial Statements.

              Tax Returns and Audits-Buyer. The Buyer has timely filed all federal, state, county, local and foreign tax returns and reports within the times and in the manner prescribed by law and has paid (or made adequate provision in the Financial Statements) for: all taxes shown due on such returns, as well as all other assessments and penalties which have become due and payable. The Buyer's federal income and other tax returns have not been audited by the Internal Revenue Service or any other taxing authority and no notice of audit has been received. To the Buyer's knowledge, the provisions for taxes in the Financial Statements are adequate for any and all federal, state, county, local and foreign taxes for the period ending on the Balance Sheet Date and for all prior periods, whether or not disputed. The Buyer has not received notice of any disputes, deficiency assessments, or proposed adjustments to taxes payable by the Buyer.

              Assets. The Buyer has good and marketable title to all of its personal property, including all assets reflected on the balance sheets included in the Financial Statements or acquired by the Company since the Balance Sheet Date, all of which are in good operating condition and free and clear of material restrictions on or conditions to transfer or assignment, and free and clear of all liens, claims, mortgages, pledges, charges, equities, easements, rights of way, covenants, conditions, security interests, encumbrances, or restrictions, except for liens for current taxes or materialmen not yet due and payable or being contested in good faith. The Buyer does not own any real property. The Buyer enjoys peaceful and undisturbed possession of all premises owned by it, or leased to it from others, and does not occupy any real property in material violation of any law, regulations, or decree.

              Articles and Bylaws-Buyer. The Buyer is not currently in violation of any provision of the Articles or its Bylaws, as in effect on each Closing Date. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of the Articles of the Buyer's Bylaws.

              Material Contracts.

                  (a) Except as set forth in the Disclosure Materials, the Buyer does not have, nor is it bound by, any contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that does not involve more than $10,000 and do not extend for more than one year beyond the date hereof; (ii) sales contracts entered into in the ordinary course of business; and (iii) contracts terminable at will by the Buyer on no more than 30 days' notice without cost or liability to the Buyer and that do not involve any employment or consulting arrangement and are not material to the conduct of the Buyer's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the Buyer's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business. Every contract disclosed in the Disclosure Materials (collectively, the "Material Contracts") is a legal, valid and binding obligation, enforceable in accordance with its terms with respect to the Buyer and any other parties bound thereby, and true and complete copies of all Material Contracts have been provided to the Company. The Buyer is not, nor has it given or been given notice that any other party is, currently in breach of any of the terms of any Material Contract. There is no default or event that, with notice or lapse of time, or both, would conflict with or constitute a breach of any Material Contract or would result in the creation or imposition of any lien or encumbrance on the Buyers, any of the Buyer's property. The Buyer has not received notice that any party to any Material Contract intends to cancel, amend or terminate any such agreement.

                  (b) As previously disclosed, the Buyer is not presently
                      engaged in any discussion, unless previously disclosed (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations; (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Buyer, or a transaction or series of related transactions in which more than 50% of the voting power of the Buyer is or was to be disposed; or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up or the Buyer.

              Litigation. There are no actions, suits, or legal, administrative, or other proceedings or investigations pending, or, to the best of the Buyer's knowledge, threatened before any court, agency, or other tribunal to which the Buyer is a party or against or affecting any of the property, assets, businesses, or financial condition of the Buyer, except as set forth in the Disclosure Materials. The Buyer is not in default with respect to any other, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality to which it is a party. The Buyer has provided Company and its counsel with true and accurate copies of material documents relating to any of these matters that are disclosed in the Disclosure Materials.

              Related Transaction. Except as set forth in the Disclosure
                  Materials, there are no obligations of the Buyer to officers, directors, shareholders or employees of the Buyer other than
                  (a) for payment of salary for services rendered; (b) reimbursement for reasonable expenses incurred on behalf of the Buyer; and (c) for other standard employee benefits made generally available to all employees (including any stock options outstanding under the Option Plan). None of the officers, directors of shareholders of the Buyer, or any members of their immediate families, are indebted to the Buyer or have any direct or indirect ownership interest in any firm or corporation with which the Buyer has a business relationship, or any firm or corporation which competes with the Buyer, except that officers, directors and/or shareholders of the Buyer may own stock in publicly traded companies which may compete with the Company. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Buyer (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Buyer). Except as may be disclosed in the Financial Statements, the Buyer is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

              Agreement Will Not Cause Breach or Violation. The consummation of the transactions contemplated by this Agreement (including the issuance and sale of the Shares) will not result in any violation of or constitute a default or any event that, with notice or lapse of time, or both, would conflict with or constitute a breach or default of the Bylaws of the Buyer or of any Material Contract or any material provision of local, state, federal or foreign law, rule or regulation and will not result in the creation or imposition of any lien or encumbrance on any of the Buyer's property or on the Shares.

              Governmental Approvals/Third Party Consents. All consents, approvals, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority, and all consents, approvals or authorizations of any third party required in connection with the execution of this Agreement, and the performance of the transactions contemplated hereby (including the issuance of the Shares) have been obtained by the Buyer. The Buyer has, or has rights to acquire, all licenses, permits, and other similar authority necessary for the conduct of its business as now being conducted by it and as planned to be conducted, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Buyer, and it is not in default in any material respect under any of such licenses, permits or other similar authority.

              Environmental Matters. The Buyer is in compliance in all material respects with all Environmental Laws and, to its knowledge no material expenditures are or will be required in order to comply with any Environmental Law. The Buyer has not knowingly handled, stored or released, or exposed any person to, any Hazardous Substances. The Buyer is not, and has no knowledge that it will be in the future, liable, or responsible for clean-up costs, remedial work or damages in connection with the handling, storage, release, or exposure by the Buyer of any Hazardous Substances. To the Buyer's knowledge, no claims for clean-up costs, remedial work or damages have been made by any person or entity in connection with the handling, storage, release, or exposure by the Buyer of any Hazardous Substances, or in connection with any Environmental Law.

              Bankruptcy. The Buyer has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

              Employees and Consultants. Except as set forth in the Disclosure
                  Materials, the Buyer has not entered into any arrangement with any present or former employee that will result in any obligation of the Buyer to make any payment to such employee upon termination. True and complete copies of all written employment agreements with the key executive officers of the Company have been delivered to Company prior to the Closing Date. To the Buyer's knowledge, no employee of or consultant to the Buyer is in material violation of any term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Buyer. The company has not received notice that any executive officer intends to terminate his employment with the Buyer, nor does the Buyer have any present intention to terminate the employment of any executive officer. To the Buyer's knowledge, none of its employees are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court of administrative agency, that would interfere with the use of his/her reasonable diligence to promote the interests of the Buyer that would conflict with the Buyer's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the conduct of the Buyer's business as proposed, will, to the Buyer's knowledge, conflict with or result in a breach of terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is obligated, which conflict, breach, or default would be materially adverse to the Buyer.

              Employee Benefits Matters. The Buyer does not maintain or
                  contribute to any plan or arrangement that constitutes an "employee pension benefit plan" as defined in Section 3(2) of ERISA, and is not obligated to contribute to or accrue or pay benefits under any deferred compensation or retirement funding arrangement.

              Compliance with Laws. (a) The Buyer has complied with and is in compliance in all material respects with all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, judgments, order and decrees applicable to it and its assets, business and operations, and (b) the Buyer has not received written notice of any claim of default under or violation of any statute, law, ordinance, regulation, rule, judgment, order or decree except for any such noncompliance or claim of default or violation, if any, which in the aggregate do not and will not have a material adverse affect on the property, operations, financial condition or prospects of the Buyer.

              Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by the Buyer directly with the Company and without the intervention of any person on behalf of the Company, and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

              Accuracy of Information Furnished. This Agreement, the Disclosure
                  Materials, the Financial Statements, as well as any exhibit, certificate, written statement, material or information furnished by or on behalf of the Buyer pursuant hereto or in connection with the transactions contemplated hereby to the Company, do not contain any untrue statement of a material fact or omit to state any material fact that is necessary to make the statements contained herein or therein not misleading.

              Investment Representations. Buyer understands that the Shares have not been registered under the Securities Act. Buyer also understands that the Shares are being exchanged pursuant to an exemption from registration contained in the Securities Act based in part upon Buyer's representations contained in this Agreement. BUYER HEREBY REPRESENTS AND WARRANTS AS FOLLOWS:

                  (a) Company Information. Company has received and read the Financial Statements and has had an opportunity to discuss the Buyer's business, management and financial affairs with directors, officers and management of the Buyer and has had the opportunity to review the Buyer's operations and facilities. Company also has had the opportunity to ask questions of and receive answers from the Buyer and its management regarding the terms and conditions of this exchange.

     CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING.

                  The obligation of Buyer to consummate the transactions contemplated hereby on the Closing Date is subject to the satisfaction on or before the Closing Date of the following conditions (unless such condition provides specifically that it shall relate solely to a later date):

         5.1 Representation and Warranties. All representations and warranties of the company herein or in any exhibit or certificate delivered hereunder shall be true and correct as of the date hereof, and as of the Closing Date, with the same force and effect as if made on and as of such Closing Date, subject to such disclosures and exceptions as may be specifically described in the Disclosure Materials.

         5.2 Performance. All covenants, obligations and conditions required by the terms of this Agreement to be performed or complied with by the Buyer at or before the Closing Date shall have been duly and properly performed.

         5.3 Approval of Documentation. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the form and substance of all documents delivered hereunder shall be reasonably satisfactory to Buyer and to its counsel.

         5.4 Consents. All necessary agreements and consents of any third parties to the consummation of the transactions contemplated by this Agreement shall have been obtained by the Company and delivered to Company.

         5.5 Approvals. All necessary approvals or authorizations of any governmental authority of the United States or of any state therein or of any foreign governmental authority that are required in connection with the execution and performance of this Agreement, including the issuance and sale of the Shares, shall have been obtained and shall be effective as of the Closing Date.

         5.6 Board of Director Resolutions. All resolutions required by the Board of Directors pertaining to this Agreement shall have been delivered to Buyer and Company on or before the Closing Date, and approved by it.

         5.7 Buyer Review. The Company shall have completed its review of, and shall be satisfied with its conclusions regarding, the Company's business, operations and projections on or before the closing Date.

         5.8 Maintenance of Corporate Status. The Company and Buyer shall maintain its corporate or partnership existence in good standing or effective under the laws of its jurisdiction of organization and any other states or jurisdictions in which its failure to qualify as a foreign corporation or entity would have a material adverse effect on its operations or financial condition.

         5.9 Compliance with Governing Documents. The Company shall comply in all material respects with its Articles; Bylaws or other governing documents.

         5.10 Compliance with Laws, Licenses and Permits: No infringement. The Buyer and Company shall comply with all applicable federal, state, local, foreign and other laws, regulations and ordinances, and with all applicable federal, state, local and foreign governmental licenses and permits necessary for conducting its business, except to the extent that any noncompliance would not have a material adverse effect upon the Company. The Company shall not knowingly engage in any activities that infringe upon the intellectual property rights of any other person, corporation, partnership or other entity which could have a material adverse effect upon the Company.

         5.11 Discharge of Obligations. The Company shall pay and discharge all taxes, assessments, and governmental charges lawfully levied or imposed upon it (in each case before they become delinquent and before penalties accrue), all lawful claims for labor, materials, supplies and rents, and all other debts and liabilities that if unpaid would by law be a lien or charge upon any of the assets or properties of the Company or lead to suspension of the business of the Company (except to the extent contested in good faith by the Company and for which adequate reserves are established).

         5.12 Maintenance of Properties. The Company shall maintain all real and personal property used in the business of the Company in good operating condition, and shall make all repairs, renewals, replacements, additions and improvements to those properties as are necessary or appropriate in the ordinary course of business.

         5.13 Maintenance of Proprietary Information. The Company shall maintain all Proprietary Information, and all applications and registrations therefor owned or held by the Company, in full force and effect, except as otherwise determined in the ordinary course of business. The Company shall not encumber or license others to use the Proprietary Information owned by it except in the ordinary course of the Company's business and shall maintain the confidentiality and trade secret status of all Proprietary Information that is confidential except where disclosure is necessary to obtain copyright registrations or patents, or is necessary or desirable in the ordinary course of the Company's business. The Company shall cause each key management employee of the Company and each Consultant to enter into confidentiality agreements in a form approved in writing by the Buyer within 30 days of the Closing. The Company shall consult with the Buyer and shall take such actions in accordance with the Buyer's advice as may be necessary or desirable to protect and enhance the Proprietary Information of the Company.

         5.14     Insurance. The company shall maintain in full force and effect
                  (a) adequate insurance policies to protect its assets and businesses covering property damage by fire, business interruption or other casualty, sufficient in amount to allow it to replace any of its properties damaged or destroyed; (b) insurance policies to protect against all liabilities, claims, and risks against which it is customary, in amounts customary for companies similarly situated with the Company; and (c) customary liability insurance policies for its directors and officers.

         5.15 Compensation of Directors. Each member of the Board of Directors shall be entitled to (a) customary liability insurance obtained at commercially reasonable rates, and (b) reimbursement by the Company for all out-of-pocket expenses, including, without limitation, travel expenses, incurred by such director in connection with the performance of such director's duties, subject to approval by the Board of Directors, such approval not to be unreasonably withheld.

         5.16 Books and Records. The Company shall keep proper books of records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP. The Company shall provide Buyer with access to all such books and records and allow Buyer to make copies and abstracts thereof at reasonable times.

         5.17 Stock Redemptions. The Company shall not apply any of its assets for the redemption, retirement, purchase or acquisition of any shares of any series or class of stock of the company, except as provided in the Articles.

         5.18 Further Assurances. The Company, at its expense, will execute and deliver promptly to the Buyer upon request all such other and further documents, agreements and instruments in compliance with or pursuant to its covenants and agreements herein, and will make any recordings, file any notices, and obtain any consents as may be necessary or appropriate in connection therewith.

         5.19 Notices. Within five business days of obtaining knowledge of any of the events described below, the Company shall give written notice to each member of the Board of Directors of:

                  (a) any (i) default or event of default under any Material Contract of the Company; (ii) initiation or resolution of any material dispute, litigation, investigation, or proceeding which may exist at any time between the Company and any private third party or governmental authority; (iii) any default or breach of the terms of this Agreement or any of the Registration Rights Agreement by the Company; (iv) any events which would render any of the representations, warranties and covenents of the Company contained herein to be untrue; and (v) any other matter that has resulted in a material adverse effect in the condition of the Company, whether financial or otherwise.

                  (b) Each notice pursuant to this Section 5.21 shall be accompanied by a statement on behalf of the Company by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein, stating what action the Company proposes to take with respect thereto, the Company officer responsible for such action and the timetable with respect to such action.

         6        SURVIVAL

                  All covenants, agreements, representations and warranties and other statements of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished to the Buyer in connection herewith shall be deemed material and to have been relied upon by the Buyer, and, except as may be provided otherwise in this Agreement, shall survive the execution and delivery of this Agreement, the Closing, the delivery of the Shares, and any investigation at any time (or any statement as to the results thereof) made by or on behalf of the Buyer and shall remain in full force and effect, and shall bind the Company's successors and assigns, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of the Buyer's successors and assigns and to transferees of the Shares, whether so expressed or not.

7        INDEMNIFICATION

         7.1      Indemnification from the Company.

              (a) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold the Buyer and is Affiliates and their respective direct and indirect partners, members, shareholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or
                  Section 20 of the Exchange Act (parties receiving the benefit of the indemnification provisions herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including without limitation interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred, and including any diminution in the value of the Shares) of any kind or nature whatsoever (collectively, "Liabilities") which may be sustained or suffered by any such indemnified Party, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement, in the Registration Rights Agreement, or in any other agreement, instrument or other document delivered pursuant to this Agreement or the Registration Rights Agreement, (ii) any breach of any covenant or agreement made by the Company in this Agreement, in the Registration Rights Agreement, or in any other agreement, instrument or other document delivered pursuant to this Agreement or the Registration Rights Agreement, or (iii) any third party or governmental action relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by an Indemnified Party as Shareholder, director, agent, representative or controlling person of the Company, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted as the same may be incurred) arising or alleged to arise under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, including without limitation any such claim alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to an Indemnified Party (A) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party; or (B) to the extent that it is finally judicially determined that such Liabilities resulted from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or the Registration Rights Agreement; provided, further that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

              (b) The indemnification and contribution provided for in this
                  Section 7.1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, employee, agent or controlling person of the Indemnified Parties.

              (c) The Company agrees to pay any and all stamp, transfer and other similar taxes, if any, payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of securities hereunder.

         7.2      Indemnification from the Buyer.

              (a) Without limitation of any other provision of this Agreement, the Buyer agrees to defend, indemnify and hold the Company and is Affiliates and their respective direct and indirect partners, members, shareholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act or
                  Section 20 of the Exchange Act (parties receiving the benefit of the indemnification provisions herein shall be referred to collectively as "Indemnified Parties" and individually as an "Indemnified Party") harmless from and against any and all losses, claims, damages, obligations, liens, assessments, judgments, fines, liabilities, and other costs and expenses (including without limitation interest, penalties and any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, as the same are incurred, and including any diminution in the value of the Shares) of any kind or nature whatsoever (collectively, "Liabilities") which may be sustained or suffered by any such indemnified Party, based upon, arising out of, by reason of or otherwise in respect of or in connection with (i) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement, in the Registration Rights Agreement, or in any other agreement, instrument or other document delivered pursuant to this Agreement or the Registration Rights Agreement, (ii) any breach of any covenant or agreement made by the Company in this Agreement, in the Registration Rights Agreement, or in any other agreement, instrument or other document delivered pursuant to this Agreement or the Registration Rights Agreement, or (iii) any third party or governmental action relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by an Indemnified Party as Shareholder, director, agent, representative or controlling person of the Buyer, including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted as the same may be incurred) arising or alleged to arise under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, including without limitation any such claim alleging so-called control person liability or securities law liability; provided, however, that the Buyer will not be liable to an Indemnified Party (A) to the extent that it is finally judicially determined that such Liabilities resulted from the willful misconduct or gross negligence of such Indemnified Party; or (B) to the extent that it is finally judicially determined that such Liabilities resulted from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or the Registration Rights Agreement; provided, further that if and to the extent that such indemnification is unenforceable for any reason, the Buyer shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

              (b) The indemnification and contribution provided for in this
                  Section 7.2 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any officer, director, partner, employee, agent or controlling person of the Indemnified Parties.

              (c) The Buyer agrees to pay any and all stamp, transfer and other similar taxes, if any, payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of securities hereunder.

         7.3 Notification. Each Indemnified Party under this Section 7 shall promptly, after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Section 7, notify the Company in writing of the commencement thereof. The failure of any Indemnified Party to so notify the Company of any such action shall not relieve the Company from any liability to such Indemnified Party under this Section 7 except to the extent that such failure to notify results in a loss of a material defense of such Indemnified Party or in actual prejudice due to such action. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and such Indemnified Party shall notify the company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Company on the one hand and an Indemnified Party on the other hand is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to the Company, a conflict or potential conflict exists between the parties makes separate representation advisable. The Company agrees that it will not, without the prior written consent of the Buyer (such consent not to be unreasonably withheld), settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Buyer and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

         7.4 Registration Rights Agreement. Notwithstanding anything to the contrary in this Section 7, the Indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statement filed pursuant thereto or sales made there under.

8.       MISCELLANEOUS PROVISIONS

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by the mutual written consent of the Buyer and the Company;

                  (b) by either Buyer or the Company if the Closing shall not have occurred prior to March 2, 2002 (the "Termination Date") unless such Termination Date is extended by mutual written consent of the Buyer and the Company, provided that the right to terminate this Agreement under this Section 8.1 (b) shall not be available to any party whose failure to fulfill any obligation under this

                  Agreement has been the cause of, or results in, the failure of the Closing to have occurred by the Termination Date.

         8.2 Modification and Waivers. This Agreement may not be amended or modified, nor may the right of any party be waived, except by a written document that is executed by Buyer and the Company.

         8.3. Assignment. This Agreement is and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign the Agreement to any third party without the prior written consent of the other parties.

         8.4 Rights and Obligations of Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third parties to any party to this Agreement, nor shall any provision give any third party any right of subrogation against any party to this Agreement.

         8.5 Notices. Any notice, request, consent, or other communication hereunder shall be in writing, and shall be sent by one of the following means: (a) by registered or certified first class mail, postage prepaid, return receipt requested; (b) by facsimile transmission with confirmation of receipt; (c) by overnight courier service; or (d) by personal delivery, and shall be properly addressed as follows:

                  If to the Company, to:    Consumer Capital Holdings, Inc.
                                            1506 N. Clinton Street
                                            Santa Ana, California, 92703
                                            Attention: Michael Barron
                                            Telephone: 714-265-3920 x128
                                            Facsimile: 714-265-6047

                    If to the Buyer, to:    Blue Star Coffee, Inc.
                                            3450 East Russell Road
                                            Las Vegas, Nevada 89120
                                            Attention: Ronald A. Davis
                                            Telephone: 503-297-2833
                                            Facsimile: 702-297-0482

                  Or to such other address or addresses as the Company or Buyer shall hereafter designate to the other parties in writing. Notices sent by mail shall be effective five days after they are sent, and notices delivered personally, by facsimile or by courier shall be effective at the time of delivery thereof.

         8.6 Entire Agreement. This Agreement, including the exhibits to the Agreement, constitutes the entire agreement between the parties hereto in relation to the subject matter hereof, any prior written or oral negotiations, correspondent, or understandings relating to the subject matter hereof shall be superseded by this Agreement and shall have no force or effect. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Buyer.

         8.7 Severability. If any provision that is not essential to the effectuation of the basic purpose of this Agreement is determined by a court of competent jurisdiction to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of the remaining provisions of this Agreement.

         8.8 Headings. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of any provisions hereof.

         8.9 Exhibits. The exhibits to this Agreement are a part of this Agreement for all purposes. Terms that are defined in this Agreement shall have the same meanings when used in such exhibits.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         8.11 Expenses. The Company shall pay reasonable expense incurred in preparation of this Agreement.

         8.12 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada (as applied to contracts entered into wholly within such state).

         8.13 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to either party, upon any breach or default of the other party under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach of default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval on the part of either party of any breach or default by the other party under this Agreement, or any waiver of any provisions or conditions of this Agreement must be made in writing signed by the parties and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

         8.14 Arbitration. Except as set forth in Section 7 hereof, the parties hereby covenant and agree that any legal suit, dispute, claim, demand, controversy or cause of action of any kind and nature whatsoever, known or unknown, fixed or contingent, that either a Shareholder or the Company may have or any time in the future claim to have based in whole or in part, or arising from or out of or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the rules of the American Arbitration Association ("AAA") then in effect. There shall be one arbitrator, and such arbitrator shall be chosen my mutual agreement of the parties in accordance with AAA rules. Unless the parties agree otherwise, the arbitration proceedings shall take place in Las Vegas, Nevada. The arbitrator shall apply Nevada law to all issues in dispute, in accordance with
                  Section 8.14 above. Notice of demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such Dispute would be barred by the applicable statute of limitations. The finding of the arbitrator shall be final and binding on the parties. Judgment on such award may be entered in any court of competent jurisdiction, or application may be made to that court for a judicial acceptance of the award and an order or enforcement, as the party seeking to enforce that award may elect. The prevailing party in any such action shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants, and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action, together with any such fees which may be incurred in enforcing any award of judgment.

         IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase Agreement by an authorized representative as of the day and year first above written.

         COMPANY:                   Consumer Capital Holdings, Inc.

                                    By____________________________________
                                      Michael A. Barron, President & CEO

         BUYER:                     Blue Star Coffee, Inc.

                                    By____________________________________
                                      Ronald A. Davis, President & CEO